UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2014

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, Advanced Cell Technology, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with Edward Myles. The agreement replaces the employment agreement between the Company and Mr. Myles executed in May 2013 pursuant to which Mr. Myles served as the Company’s Chief Financial Officer and Executive Vice President of Corporate Development.

Pursuant to the Agreement, Mr. Myles will receive an annual base salary of $360,000 and will serve as the Company’s Chief Operating Officer and Chief Financial Officer. Mr. Myles will be eligible to receive an annual cash incentive bonus with a target amount equal to 35% of his annual base salary. The actual amount of the performance bonus will be determined by the Company’s board of directors, and may be more or less than the target amount. Mr. Myles will also be entitled to continue to participate in the benefits and insurance programs generally available to all Company employees.

If Mr. Myles’ employment is terminated by the Company without cause or by Mr. Myles for good reason, then Mr. Myles will be eligible to receive (a) a continuation of base salary for twelve (12) months; (b) a lump-sum payment equal to 35% of his annual base salary; (c) continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”); (d) twelve (12) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting; and (e) effectiveness of any performance-based equity awards for three (3) months beyond the date of termination. The payment of these severance payments and benefits is conditioned upon Mr. Myles providing a release of claims.

If Mr. Myles is terminated without cause or he quits for good reason, in either case, within twelve (12) months following a change in control, then he will be entitled to severance as follows: (a) a lump sum payment equal to twelve (12) months of base salary plus the average annual bonus amount paid to Mr. Myles as determined over the three-year period immediately preceding such termination; (b) continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; and (c) 100% acceleration of all outstanding equity inventive awards to the extent subject to time-based vesting.

The foregoing description of the Agreement is qualified in its entirety by reference to the available text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Cell Technology, Inc.

Date: May 29, 2014	By:	/s/ Edward Myles
Edward Myles Interim President, Chief Operating Officer & Chief Financial Officer

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